Exhibit 99.1

Newell Brands to Move Stock Exchange Listing to Nasdaq

Stock Symbol to Remain NWL

HOBOKEN, NJ – November 28, 2018 – Newell Brands (NYSE:NWL) today announced it will voluntarily transfer its stock exchange listing from the New York Stock Exchange to the Nasdaq Global Select Market (“Nasdaq”) effective December 10, 2018 after market close. Newell Brands’ shares are expected to begin trading as a Nasdaq-listed security on December 11, 2018, with the common stock continuing to trade under the stock symbol “NWL.”

“We are excited about the move to Nasdaq, home to many of the world’s leading companies,” said Michael Polk, Newell Brands’ President and Chief Executive Officer. “We anticipate a seamless transition for our shareholders, and look forward to leveraging Nasdaq’s cost-effective platforms and robust tools for branding and corporate solutions as we execute on the Accelerated Transformation Plan. We want to extend our gratitude to the NYSE for their valued partnership over the years.”

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+ (201) 610-6717

claireaude.staraci@newellco.com

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	1

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The statements are based on management’s current views and assumptions, including statements regarding the expected benefits and impact of the move from NYSE to Nasdaq. Actual events and results may differ materially from those expressed in the forward-looking statements. Please refer to the cautionary statements set forth in the “Forward-Looking Statements” section and under the caption “Risk Factors” in the Newell Brands’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission for other factors that could affect our business or the impact of this listing transfer.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NYSE: NWL www.newellbrands.com	2